Exhibit 99.1

FOR IMMEDIATE RELEASE

July 28, 2025

CONTACT:	Steve Filton
Chief Financial Officer
610-768-3300

UNIVERSAL HEALTH SERVICES, INC.

ANNOUNCES FINANCIAL RESULTS FOR THE THREE AND SIX-MONTH PERIODS ENDED JUNE 30, 2025, AND INCREASES 2025 FULL YEAR OPERATING RESULTS FORECAST

Consolidated Results of Operations, As Reported and As Adjusted – Three-month periods ended June 30, 2025 and 2024:

KING OF PRUSSIA, PA – Universal Health Services, Inc. (NYSE: UHS) announced today that its reported net income attributable to UHS was $353.2 million, or $5.43 per diluted share, during the second quarter of 2025, as compared to $289.2 million, or $4.26 per diluted share, during the second quarter of 2024. Net revenues increased by 9.6% to $4.284 billion during the second quarter of 2025, as compared to $3.908 billion during the second quarter of 2024.

As reflected on the Schedule of Non-GAAP Supplemental Information (“Supplemental Schedule”), our adjusted net income attributable to UHS during the second quarter of 2025 was $347.9 million, or $5.35 per diluted share, as compared to $292.6 million, or $4.31 per diluted share, during the second quarter of 2024.

Included in our reported and adjusted net income attributable to UHS during the second quarter of 2025, were aggregate net pre-tax incremental reimbursements (net of related provider taxes) of approximately $101 million recorded in connection with the following: (i) approximately $58 million, applicable to the period of July 1, 2024 through June 30, 2025, resulting from the recently approved Tennessee Medicaid directed payment program, and; (ii) approximately $43 million of other combined additional net reimbursements recorded in connection with existing supplemental Medicaid programs in various states (approximately $21 million of which consisted of prior year retroactive reimbursements). Also included in our results of operations during the second quarter of 2025, was a pre-tax loss of approximately $25 million incurred in connection with a newly constructed, 142-bed acute care hospital located in Washington, D.C., that was completed and opened in April, 2025. The above-mentioned incremental Medicaid supplemental program reimbursements, and the substantial majority of the pre-tax loss incurred by the recently opened acute care hospital, were not included in our original 2025 operating results forecast, as previously disclosed on February 26, 2025.

As reflected on the Supplemental Schedule, included in our reported results during the second quarter of 2025 were: (i) an unrealized after-tax gain of $4.5 million, or $.07 per diluted share ($5.9 million pre-tax), resulting from an increase in the market value of certain equity securities (included in “Other (income) expense, net”), and; (ii) a favorable net after-tax impact of $0.8 million, or $.01 per diluted share, resulting from the net tax benefit recorded in connection with “ASU 2016-09”, Compensation – Stock Compensation: Improvements to Employee Share-Based Payment Accounting, net of the impact of executive compensation limitations pursuant to IRC section 162(m).

As reflected on the Supplemental Schedule, included in our reported results during the second quarter of 2024 were: (i) an unrealized after-tax loss of $5.9 million, or $.09 per diluted share ($7.7 million pre-tax), resulting from a decrease in the market value of certain equity securities, and; (ii) a favorable after-tax impact of $2.5 million, or $.04 per diluted share, resulting from the tax benefit recorded in connection ASU 2016-09.

As calculated on the attached Supplemental Schedule, our earnings before interest, taxes, depreciation & amortization (“EBITDA net of NCI”, NCI is net income attributable to noncontrolling interests), was $651.4 million during the second quarter of 2025, as compared to $573.2 million during the second quarter of 2024. Our adjusted earnings before interest, taxes, depreciation & amortization (“Adjusted EBITDA net of NCI”), which excludes the impact of other (income) expense, net, was $642.9 million during the second quarter of 2025, as compared to $578.7 million during the second quarter of 2024.

Consolidated Results of Operations, As Reported and As Adjusted – Six-month periods ended June 30, 2025 and 2024:

Reported net income attributable to UHS was $669.9 million, or $10.23 per diluted share, during the first six months of 2025, as compared to $551.0 million, or $8.08 per diluted share, during the comparable period of 2024. Net revenues increased by 8.2% to $8.384 billion during the first six months of 2025, as compared to $7.751 billion during the comparable period of 2024.

As reflected on the Supplemental Schedule, our adjusted net income attributable to UHS during the first six months of 2025 was $667.4 million, or $10.19 per diluted share, as compared to $545.7 million, or $8.00 per diluted share, during the comparable period of 2024.

As reflected on the Supplemental Schedule, included in our reported results during the first six months of 2025 were: (i) an unrealized after-tax gain of $1.2 million, or $.02 per diluted share ($1.6 million pre-tax), resulting from an increase in the market value of certain equity securities, and; (ii) a favorable net after-tax impact of $1.3 million, or $.02 per diluted share, resulting from the net tax benefit recorded in connection with ASU 2016-09.

As reflected on the Supplemental Schedule, included in our reported results during the first six months of 2024 were: (i) an unrealized after-tax loss of $6.3 million, or $.09 per diluted share ($8.2 million pre-tax), resulting from a decrease in the market value of certain equity securities, and; (ii) a favorable after-tax impact of $11.6 million, or $.17 per diluted share, resulting from the tax benefit recorded in connection with ASU 2016-09.

As calculated on the attached Supplemental Schedule, our EBITDA net of NCI, was $1.255 billion during the first six months of 2025, as compared to $1.099 billion during the comparable period of 2024. Our Adjusted EBITDA net of NCI, was $1.241 billion during the first six months of 2025, as compared to $1.104 billion during the comparable period of 2024.

Acute Care Services – Three and six-month periods ended June 30, 2025 and 2024:

During the second quarter of 2025, at our acute care hospitals owned during both periods (“same facility basis”), adjusted admissions (adjusted for outpatient activity) increased by 2.0% while adjusted patient days increased by 1.1%, as compared to the second quarter of 2024. At these facilities, during the second quarter of 2025, net revenue per adjusted admission increased by 3.8% while net revenue per adjusted patient day increased by 4.7%, as compared to the second quarter of 2024. Net revenues generated from our acute care services, on a same facility basis, increased by 7.9% during the second quarter of 2025, as compared to the second quarter of 2024.

During the six-month period ended June 30, 2025, at our acute care hospitals on a same facility basis, adjusted admissions increased by 2.2% while adjusted patient days increased by 0.7%, as compared to the comparable period of 2024. At these facilities, during the first six months of 2025, net revenue per adjusted admission increased by 3.2% while net revenue per adjusted patient day increased by 4.7%, as compared to the comparable period of 2024. Net revenues generated from our acute care services, on a same facility basis, increased by 7.2% during the first six months of 2025, as compared to the comparable period of 2024.

Behavioral Health Care Services – Three and six-month periods ended June 30, 2025 and 2024:

During the second quarter of 2025, at our behavioral health care facilities on a same facility basis, adjusted admissions increased by 0.4% while adjusted patient days increased by 1.2%, as compared to the second quarter of 2024. At these facilities, during the second quarter of 2025, net revenue per adjusted admission increased by 8.6% and net revenue per adjusted patient day increased by 7.8%, as compared to the second quarter of 2024. Net revenues generated from our behavioral health care services, on a same facility basis, increased by 8.9% during the second quarter of 2025, as compared to the second quarter of 2024.

During the first six months of 2025, at our behavioral health care facilities on a same facility basis, adjusted admissions decreased by 0.6% while adjusted patient days increased by 0.4%, as compared to the comparable period of 2024. At these facilities, during the first six months of 2025, net revenue per adjusted admission increased by 7.9% and net revenue per adjusted patient day increased by 6.8%, as compared to the comparable period of 2024. Net revenues generated from our behavioral health care services, on a same facility basis, increased by 7.3% during the first six months of 2025, as compared to the comparable period of 2024.

Net Cash Provided by Operating Activities and Liquidity:

Net Cash Provided by Operating Activities:

During the six-month period ended June 30, 2025, our net cash provided by operating activities was $909 million as compared to $1.076 billion during the first six months of 2024. The $167 million net decrease in our net cash provided by operating activities consisted of: (i) a favorable change of $142 million resulting from an increase in net income plus/minus depreciation and amortization expense, stock-based compensation expense and gains/losses on sales of assets and businesses, offset by; (ii) an unfavorable change of $159 million in accounts receivable; (iii) an unfavorable change of $83 million in accrued and deferred income taxes; (iv) an unfavorable change of $20 million in payments made in settlement of self-insurance claims, net of commercial insurance reimbursements; (v) a $19 million unfavorable change in other assets and deferred charges, and; (vi) $28 million of other combined net unfavorable changes.

Liquidity:

As of June 30, 2025, we had $1.08 billion of aggregate available borrowing capacity pursuant to our $1.3 billion revolving credit facility, net of outstanding borrowings and letters of credit.

Stock Repurchase Program:

In connection with our stock repurchase program, shares of our Class B Common Stock may be repurchased, from time to time as conditions allow, on the open market or in negotiated private transactions.

Pursuant to this program, during the second quarter of 2025, we have repurchased 875,000 shares at an aggregate cost of approximately $150.8 million (average price of approximately $172 per share). During the first six months of 2025, we have repurchased 1.875 million shares at an aggregate cost of approximately $331.5 million (average price of approximately $177 per share).

As of June 30, 2025, we had an aggregate available repurchase authorization of approximately $492.9 million pursuant to our stock repurchase program.

Revised 2025 Operating Results Forecast:

Based upon the operating trends and financial results experienced during the first six months of 2025, as well as the recent approval of a new Medicaid supplemental payment program in Tennessee and changes in reimbursements to certain existing Medicaid supplemental payment programs in various states, as indicated on the Revised Forecast table below, we are increasing our operating results forecast range for consolidated net revenues; adjusted earnings before interest, taxes, depreciation & amortization, and the impacts of other income/expense and net income attributable to noncontrolling interests (“Adjusted EBITDA, net of NCI”), and adjusted net income attributable to UHS per diluted share (“Adjusted EPS-diluted”) for the year ended December 31, 2025.

The tables below include our revised full year 2025 operating results forecast, as well as our original 2025 operating results forecast which was previously disclosed on February 26, 2025.

	Revised Forecast		Original Forecast
	For the Year Ended		For the Year Ended
	December 31, 2025		December 31, 2025
	Low	High	Low	High
Net revenues	$17.096 billion	$17.312 billion	$17.020 billion	$17.364 billion
Adjusted EBITDA, net of NCI	$2.458 billion	$2.543 billion	$2.357 billion	$2.484 billion
Adjusted EPS – diluted	$20.00 per share	$21.00 per share	$18.45 per share	$19.95 per share

•
Our revised 2025 forecasted net revenues are estimated to be approximately $17.096 billion to $17.312 billion, representing a change of 0.4% to -0.3% as compared to our original range of 2025 forecasted net revenues.
•
Our revised 2025 forecasted Adjusted EBITDA, net of NCI, is estimated to be approximately $2.458 billion to $2.543 billion, representing increases of 4.3% to 2.4% over our original range of 2025 forecasted Adjusted EBITDA, net of NCI.
•
Our revised 2025 forecasted Adjusted EPS-diluted is estimated to be $20.00 per share to $21.00 per share, representing increases of 8.4% to 5.3% over our original range of 2025 forecasted Adjusted EPS-diluted.

Because we do not believe we can forecast certain items with sufficient accuracy, our 2025 revised forecasted range of Adjusted EBITDA, net of NCI, net income attributable to UHS, and Adjusted EPS-diluted, exclude the impact of future items, if applicable, that are nonrecurring or non-operational in nature including items such as changes in the market value of shares of certain equity securities, the impact of ASU 2016-09, and other potential material items that are nonrecurring or non-operational in nature including, but not limited to, impairments of goodwill, long-lived and intangible assets, reserves for various matters including settlements, legal judgments and lawsuits, costs related to extinguishment of debt, gains/losses on sales of assets and businesses, potential impacts of non-ordinary acquisitions, divestitures, joint ventures or other strategic transactions, other amounts that may be reflected in the current or prior year financial statements that relate to prior periods, and the impact of share repurchases that differ from our forecasted assumptions. It is also subject to certain conditions including those as set forth below in General Information, Forward-Looking Statements and Risk Factors and Non-GAAP Financial Measures. Adjusted EBITDA net of NCI, is a non-GAAP financial measure and should not be considered a measure of financial performance under GAAP. We believe Adjusted EBITDA net of NCI is helpful to our investors as a measure of our operating performance. Please see the Supplemental Non-GAAP Disclosures - 2025 Revised Operating Results Forecast schedule as included herein for additional information and a reconciliation of our 2025 revised forecasted range of adjusted net income attributable to UHS to our 2025 revised forecasted range of Adjusted EBITDA net of NCI.

Conference call information:

We will hold a conference call for investors and analysts at 10:00 a.m. eastern time on July 29, 2025. A live webcast of the call will be available on our website at www.uhs.com. To participate via telephone, please register in advance at this link. Upon registration, all telephone participants will receive a confirmation email detailing how to join the conference call, including the dial-in number along with a unique passcode and registrant ID that can be used to access the call. A replay of the call will be available for one full year following the live call.

General Information, Forward-Looking Statements and Risk Factors and Non-GAAP Financial Measures:

One of the nation’s largest and most respected providers of hospital and healthcare services, Universal Health Services, Inc. (the “Company”) has built an impressive record of achievement and performance. Growing steadily since our inception into an esteemed Fortune 500 corporation, our annual revenues during 2024 were $15.8 billion. UHS ranked #271 on the Fortune 500; and #355 on Forbes’list of America’s Largest Public Companies. In 2025, UHS was again recognized as one of the World’s Most Admired Companies by Fortune.

Our operating philosophy is as effective today as it was upon the Company’s founding in 1979, enabling us to provide compassionate care to our patients and their loved ones. Our strategy includes building or acquiring high quality hospitals in rapidly growing markets, investing in the people and equipment needed to allow each facility to thrive, and becoming the leading healthcare provider in each community we serve.

Headquartered in King of Prussia, PA, UHS has approximately 99,300 employees and, through its subsidiaries, operates 29 inpatient acute care hospitals, 338 inpatient behavioral health facilities, 61 outpatient facilities and ambulatory care access points, an insurance offering, a physician network and various related services located in 39 states, Washington, D.C., the United Kingdom and Puerto Rico. It acts as the advisor to

Universal Health Realty Income Trust, a real estate investment trust (NYSE:UHT). For additional information visit www.uhs.com.

This press release contains forward-looking statements based on current management expectations. Numerous factors, including those disclosed herein, those related to healthcare industry trends and those detailed in our filings with the Securities and Exchange Commission (as set forth in Item 2-Forward Looking Statements and Risk Factors in our Form 10-Q for the quarter ended March 31, 2025 and in Item 1A-Risk Factors, and Item 7-Forward-Looking Statements and Risk Factors, in our Form 10-K for the year ended December 31, 2024), may cause the results to differ materially from those anticipated in the forward-looking statements. These statements are subject to risks and uncertainties and therefore actual results may differ materially. Readers should not place undue reliance on such forward-looking statements which reflect management’s view only as of the date hereof. We undertake no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

Many of the factors that could affect our future results are beyond our control or ability to predict, including, but not limited to:

•
A significant portion of our revenues are derived from federal and state government programs including the Medicare and Medicaid programs. Payments from these programs are subject to statutory and regulatory changes, administrative rulings, interpretations and determinations, requirements for utilization review, and federal and state funding restrictions. Changes to these programs could materially affect program payments which could materially impact our results of operations. In addition, we receive substantial reimbursement from multiple states in connection with various supplemental Medicaid payment programs. Failure to renew these programs beyond their scheduled termination dates, failure of the public hospitals to provide the necessary Inter-Governmental Transfers for the states’ share of the Medicaid disproportionate share hospital programs, and the failure of our hospitals that currently receive supplemental Medicaid revenues to qualify for future funds under these programs could cause our actual results of operations for the year ended December 31, 2025 to differ materially from our 2025 revised operating results forecast.
•
Legislation adopted on July 4, 2025, attaches work and community service requirements to eligibility for Medicaid benefits that will have the effect of limiting Medicaid enrollment and expenditures. That legislation also places limits on provider fees used to increase federal Medicaid funding to states and eliminates certain exchange premium tax credits beyond 2025. As these provisions become effective over the next several years, they may be expected to reduce our revenues and likely increase the level of uncompensated care provided by our facilities.
•
The increase in interest rates during the past few years has increased our interest expense significantly thereby reducing our free cash flow. As such, although interest rates have moderated more recently, the effects of increased borrowing rates have adversely impacted our results of operations, financial condition and cash flows. We cannot predict future changes to interest rates, however, significant increases in our borrowing rates could have a material unfavorable impact on our future results of operations and our ability to access the capital markets on favorable terms.
•
Changes in laws or policies governing the terms of foreign trade, and in particular, increased trade restrictions, tariffs or taxes on imports from where our products or materials are made (either directly or through our suppliers) could have an impact on our competitive position, business operations and financial results.
•
The outcome of known and unknown litigation, liabilities and other claims asserted against us and/or our subsidiaries, including, but not limited to, the matters related to Cumberland Hospital for Children and Adolescents, located in New Kent, Virginia, as previously disclosed in various filings including, most recently, our Form 10-Q for the quarterly period ended March 31, 2025. Although we can make no assurances regarding the ultimate outcome of these matters, or what damages will ultimately be awarded, the final resolution of these matters could have a material adverse effect on the Company.

We believe that adjusted net income attributable to UHS, adjusted net income attributable to UHS per diluted share, EBITDA net of NCI and Adjusted EBITDA net of NCI, which are non-GAAP financial measures (“GAAP” is Generally Accepted Accounting Principles in the United States of America), are helpful to our investors as measures of our operating performance. In addition, we believe that, when applicable, comparing and discussing our financial results based on these measures, as calculated, is helpful to our investors since it neutralizes the effect of material items impacting our net income attributable to UHS, such as, changes in the market value of shares of certain equity securities, the impact of ASU 2016-09, net of the impact of executive compensation limitations pursuant to IRC section 162(m), and other potential material items that are nonrecurring or non-operational in nature including, but not limited to, impairments of goodwill, long-lived and intangible assets, reserves for various matters including settlements, legal judgments and lawsuits, costs related to extinguishment of debt, gains/losses on sales of assets and businesses, potential impacts of non-ordinary acquisitions, divestitures, joint ventures or other strategic transactions, and other amounts that may be reflected in the current or prior year financial statements that relate to prior periods. To obtain a complete understanding of our financial performance these measures should be examined in connection with net income attributable to UHS, as determined in accordance with GAAP, and as presented in the condensed consolidated financial statements and notes thereto in this report or in our other filings with the Securities and Exchange Commission including our Report on Form 10-Q for the quarter ended March 31, 2025 and our Report on Form 10-K for the year ended December 31, 2024. Since the items included or excluded from these measures are significant components in understanding and assessing financial performance under GAAP, these measures should not be considered to be alternatives to net income as a measure of our operating performance or profitability. Since these measures, as presented, are not determined in accordance with GAAP and are thus susceptible to varying calculations, they may not be comparable to other similarly titled measures of other companies. Investors are encouraged to use GAAP measures when evaluating our financial performance.

(more)

Universal Health Services, Inc.
Consolidated Statements of Income
(in thousands, except per share amounts)
(unaudited)

	Three months		Six months
	ended June 30,		ended June 30,
	2025	2024	2025	2024
Net revenues	$4,283,816	$3,907,604	$8,383,536	$7,751,186

Operating charges:
Salaries, wages and benefits	2,014,951	1,856,372	3,966,055	3,698,996
Other operating expenses	1,162,566	1,043,116	2,268,318	2,075,286
Supplies expense	418,785	388,063	821,666	791,636
Depreciation and amortization	152,004	147,480	300,349	288,483
Lease and rental expense	35,240	36,175	72,053	71,625
	3,783,546	3,471,206	7,428,441	6,926,026

Income from operations	500,270	436,398	955,095	825,160
Interest expense, net	35,364	48,899	75,420	101,725
Other (income) expense, net	(8,479)	5,493	(14,138)	5,343
Income before income taxes	473,385	382,006	893,813	718,092
Provision for income taxes	110,773	87,676	209,573	157,940
Net income	362,612	294,330	684,240	560,152
Less: Net income (loss) attributable to noncontrolling interests ("NCI")	9,394	5,178	14,342	9,166
Net income attributable to UHS	$353,218	$289,152	$669,898	$550,986

Basic earnings per share attributable to UHS (a)	$5.49	$4.32	$10.36	$8.22

Diluted earnings per share attributable to UHS (a)	$5.43	$4.26	$10.23	$8.08

Universal Health Services, Inc.
Footnotes to Consolidated Statements of Income
(in thousands, except per share amounts)
(unaudited)

	Three months		Six months
	ended June 30,		ended June 30,
	2025	2024	2025	2024
(a) Earnings per share calculation:

Basic and diluted:
Net income attributable to UHS	$353,218	$289,152	$669,898	$550,986
Less: Net income attributable to unvested restricted share grants	0	(5)	0	(50)
Net income attributable to UHS - basic and diluted	$353,218	$289,147	$669,898	$550,936

Weighted average number of common shares - basic	64,356	66,878	64,663	67,041

Basic earnings per share attributable to UHS:	$5.49	$4.32	$10.36	$8.22

Weighted average number of common shares	64,356	66,878	64,663	67,041
Add: Other share equivalents	635	1,042	851	1,160
Weighted average number of common shares and equiv. - diluted	64,991	67,920	65,514	68,201

Diluted earnings per share attributable to UHS:	$5.43	$4.26	$10.23	$8.08

Universal Health Services, Inc.
Schedule of Non-GAAP Supplemental Information ("Supplemental Schedule")
For the Three Months ended June 30, 2025 and 2024
(in thousands, except per share amounts)
(unaudited)

Calculation of Earnings/Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization ("EBITDA/Adjusted EBITDA net of NCI")

	Three months ended	% Net	Three months ended	% Net
	June 30, 2025	revenues	June 30, 2024	revenues
Net income attributable to UHS	$353,218		$289,152
Depreciation and amortization	152,004		147,480
Interest expense, net	35,364		48,899
Provision for income taxes	110,773		87,676
EBITDA net of NCI	$651,359	15.2%	$573,207	14.7%
Other (income) expense, net	(8,479)		5,493
Adjusted EBITDA net of NCI	$642,880	15.0%	$578,700	14.8%

Net revenues	$4,283,816		$3,907,604

Calculation of Adjusted Net Income Attributable to UHS

	Three months ended		Three months ended
	June 30, 2025		June 30, 2024
		Per		Per
	Amount	Diluted Share	Amount	Diluted Share
Net income attributable to UHS	$353,218	$5.43	$289,152	$4.26
Plus/minus after-tax adjustments:
Unrealized (gain) loss on equity securities	(4,534)	(0.07)	5,869	0.09
Impact of ASU 2016-09, net	(796)	(0.01)	(2,456)	(0.04)
Subtotal adjustments	(5,330)	(0.08)	3,413	0.05
Adjusted net income attributable to UHS	$347,888	$5.35	$292,565	$4.31

Universal Health Services, Inc.
Schedule of Non-GAAP Supplemental Information ("Supplemental Schedule")
For the Six Months ended June 30, 2025 and 2024
(in thousands, except per share amounts)
(unaudited)

Calculation of Earnings/Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization ("EBITDA/Adjusted EBITDA net of NCI")

	Six months ended	% Net	Six months ended	% Net
	June 30, 2025	revenues	June 30, 2024	revenues
Net income attributable to UHS	$669,898		$550,986
Depreciation and amortization	300,349		288,483
Interest expense, net	75,420		101,725
Provision for income taxes	209,573		157,940
EBITDA net of NCI	$1,255,240	15.0%	$1,099,134	14.2%
Other (income) expense, net	(14,138)		5,343
Adjusted EBITDA net of NCI	$1,241,102	14.8%	$1,104,477	14.2%

Net revenues	$8,383,536		$7,751,186

Calculation of Adjusted Net Income Attributable to UHS

	Six months ended		Six months ended
	June 30, 2025		June 30, 2024
		Per		Per
	Amount	Diluted Share	Amount	Diluted Share
Net income attributable to UHS	$669,898	$10.23	$550,986	$8.08
Plus/minus after-tax adjustments:
Unrealized (gain) loss on equity securities	$(1,249)	(0.02)	6,313	0.09
Impact of ASU 2016-09, net	(1,257)	(0.02)	(11,612)	(0.17)
Subtotal adjustments	(2,506)	(0.04)	(5,299)	(0.08)
Adjusted net income attributable to UHS	$667,392	$10.19	$545,687	$8.00

Universal Health Services, Inc.
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	June 30,	December 31,
	2025	2024
Assets
Current assets:
Cash and cash equivalents	$137,595	$125,983
Accounts receivable, net	2,302,247	2,177,751
Supplies	222,783	220,940
Other current assets	327,357	291,614
Total current assets	2,989,982	2,816,288

Property and equipment	13,237,622	12,643,283
Less: accumulated depreciation	(6,354,633)	(6,071,058)
	6,882,989	6,572,225
Other assets:
Goodwill	3,977,976	3,932,879
Deferred income taxes	147,680	118,449
Right of use assets-operating leases	389,836	418,719
Deferred charges	9,535	9,404
Other	587,579	601,785
Total Assets	$14,985,577	$14,469,749

Liabilities and Stockholders' Equity
Current liabilities:
Current maturities of long-term debt	$40,897	$40,059
Accounts payable and other liabilities	2,197,635	2,081,479
Operating lease liabilities	73,168	74,649
Federal and state taxes	5,371	14,219
Total current liabilities	2,317,071	2,210,406

Other noncurrent liabilities	629,492	655,806
Operating lease liabilities noncurrent	351,932	376,239
Long-term debt	4,542,000	4,464,482

Redeemable noncontrolling interest	2,042	13,293

UHS common stockholders' equity	7,030,048	6,666,207
Noncontrolling interest	112,992	83,316
Total equity	7,143,040	6,749,523

Total Liabilities and Stockholders' Equity	$14,985,577	$14,469,749

Universal Health Services, Inc.
Consolidated Statements of Cash Flows
(in thousands)
(unaudited)
	Six months
	ended June 30,
	2025	2024
Cash Flows from Operating Activities:
Net income	$684,240	$560,152
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation & amortization	300,349	288,483
Loss (gain) on sales of assets and businesses	2,833	(3,725)
Stock-based compensation expense	45,707	46,162
Changes in assets & liabilities, net of effects from acquisitions and dispositions:
Accounts receivable	(92,636)	66,174
Accrued interest	(4,532)	3,310
Accrued and deferred income taxes	(55,913)	26,970
Other working capital accounts	25,324	39,686
Other assets and deferred charges	(22,404)	(3,030)
Other	16,143	14,277
Accrued insurance expense, net of commercial premiums paid	94,696	102,222
Payments made in settlement of self-insurance claims, net of commercial insurance reimbursements	(84,781)	(64,994)
Net cash provided by operating activities	909,026	1,075,687
Cash Flows from Investing Activities:
Property and equipment additions	(505,040)	(449,933)
Proceeds received from sales of assets and businesses	2,980	5,428
Acquisition of businesses and property	(8,314)	0
(Outflows) inflows from foreign exchange contracts that hedge our net U.K. investment	(66,402)	6,830
(Increase) decrease in capital reserves of commercial insurance subsidiary	(462)	196
Net cash used in investing activities	(577,238)	(437,479)
Cash Flows from Financing Activities:
Repayments of long-term debt	(18,548)	(382,675)
Additional borrowings	94,601	12,038
Repurchase of common shares	(378,542)	(237,987)
Dividends paid	(26,434)	(27,006)
Issuance of common stock	8,137	7,227
Profit distributions to noncontrolling interests	(9,621)	(5,089)
Purchase (sale) of ownership interests by (from) minority members	11,336	5,025
Net cash used in financing activities	(319,071)	(628,467)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	3,931	(392)
Increase in cash, cash equivalents and restricted cash	16,648	9,349
Cash, cash equivalents and restricted cash, beginning of period	224,752	214,470
Cash, cash equivalents and restricted cash, end of period	$241,400	$223,819
Supplemental Disclosures of Cash Flow Information:
Interest paid	$77,448	$95,902
Income taxes paid, net of refunds	$251,786	$131,499
Noncash purchases of property and equipment	$148,887	$108,260

Universal Health Services, Inc.
Supplemental Statistical Information
(unaudited)

			% Change	% Change
Same Facility:			Three Months ended	Six Months Ended
			6/30/2025	6/30/2025
Acute Care Services (1)
Revenues			7.9%	7.2%
Adjusted Admissions			2.0%	2.2%
Adjusted Patient Days			1.1%	0.7%
Revenue Per Adjusted Admission			3.8%	3.2%
Revenue Per Adjusted Patient Day			4.7%	4.7%

Behavioral Health Care Services (1)
Revenues			8.9%	7.3%
Adjusted Admissions			0.4%	-0.6%
Adjusted Patient Days			1.2%	0.4%
Revenue Per Adjusted Admission			8.6%	7.9%
Revenue Per Adjusted Patient Day			7.8%	6.8%

UHS Consolidated	Second quarter ended		Six Months Ended
	6/30/2025	6/30/2024	6/30/2025	6/30/2024
Revenues	$4,283,816	$3,907,604	$8,383,536	$7,751,186
EBITDA net of NCI	$651,359	$573,207	$1,255,240	$1,099,134
EBITDA Margin net of NCI	15.2%	14.7%	15.0%	14.2%
Adjusted EBITDA net of NCI	$642,880	$578,700	$1,241,102	$1,104,477
Adjusted EBITDA Margin net of NCI	15.0%	14.8%	14.8%	14.2%

Cash Flow From Operations	$548,978	$679,281	$909,026	$1,075,687
Capital Expenditures	$266,014	$241,394	$505,040	$449,933
Days Sales Outstanding			50	51

Debt			$4,582,897	$4,544,239
UHS' Shareholders Equity			$7,030,048	$6,485,372
Debt / Total Capitalization			39.5%	41.2%
Debt / EBITDA net of NCI (2)			1.91	2.29
Debt / Adjusted EBITDA net of NCI (2)			1.92	2.27
Debt / Cash From Operations (2)			2.41	2.69

(1) Prior year amounts related to certain facilities previously included in our Behavioral Health Care Services’ results have been reclassified into our Acute Care Hospital Services' results as of May 1, 2024 to conform with current year presentation.

(2) Latest 4 quarters.

Universal Health Services, Inc.

Acute Care Hospital Services

For the Three and Six Months ended

June 30, 2025 and 2024

(in thousands)

(unaudited)

Same Facility Basis - Acute Care Hospital Services

	Three months ended		Three months ended		Six months ended		Six months ended
	June 30, 2025		June 30, 2024		June 30, 2025		June 30, 2024
	Amount	% of Net Revenues	Amount	% of Net Revenues	Amount	% of Net Revenues	Amount	% of Net Revenues
Net revenues	$2,272,316	100.0%	$2,105,189	100.0%	$4,516,378	100.0%	$4,213,234	100.0%
Operating charges:
Salaries, wages and benefits	905,960	39.9%	858,559	40.8%	1,800,061	39.9%	1,719,645	40.8%
Other operating expenses	646,546	28.5%	579,981	27.6%	1,276,571	28.3%	1,157,563	27.5%
Supplies expense	352,075	15.5%	331,901	15.8%	695,545	15.4%	679,031	16.1%
Depreciation and amortization	89,190	3.9%	94,337	4.5%	177,274	3.9%	184,620	4.4%
Lease and rental expense	24,101	1.1%	24,314	1.2%	49,172	1.1%	48,147	1.1%
Subtotal-operating expenses	2,017,872	88.8%	1,889,092	89.7%	3,998,623	88.5%	3,789,006	89.9%
Income from operations	254,444	11.2%	216,097	10.3%	517,755	11.5%	424,228	10.1%
Interest expense, net	(1,613)	(0.1)%	986	0.0%	649	0.0%	2,286	0.1%
Other (income) expense, net	(1,011)	(0.0)%	(677)	(0.0)%	(9,583)	(0.2)%	(517)	(0.0)%
Income before income taxes	$257,068	11.3%	$215,788	10.3%	$526,689	11.7%	$422,459	10.0%

All Acute Care Hospital Services

	Three months ended		Three months ended		Six months ended		Six months ended
	June 30, 2025		June 30, 2024		June 30, 2025		June 30, 2024
	Amount	% of Net Revenues	Amount	% of Net Revenues	Amount	% of Net Revenues	Amount	% of Net Revenues
Net revenues	$2,401,034	100.0%	$2,178,686	100.0%	$4,750,263	100.0%	$4,363,767	100.0%
Operating charges:
Salaries, wages and benefits	937,105	39.0%	859,147	39.4%	1,847,829	38.9%	1,720,694	39.4%
Other operating expenses	757,120	31.5%	655,760	30.1%	1,472,460	31.0%	1,310,743	30.0%
Supplies expense	360,985	15.0%	331,877	15.2%	709,378	14.9%	678,881	15.6%
Depreciation and amortization	96,370	4.0%	94,361	4.3%	191,017	4.0%	184,673	4.2%
Lease and rental expense	24,239	1.0%	24,316	1.1%	49,578	1.0%	48,149	1.1%
Subtotal-operating expenses	2,175,819	90.6%	1,965,461	90.2%	4,270,262	89.9%	3,943,140	90.4%
Income from operations	225,215	9.4%	213,225	9.8%	480,001	10.1%	420,627	9.6%
Interest expense, net	(1,613)	(0.1)%	986	0.0%	649	0.0%	2,286	0.1%
Other (income) expense, net	(916)	(0.0)%	(461)	(0.0)%	(9,183)	(0.2)%	173	0.0%
Income before income taxes	$227,744	9.5%	$212,700	9.8%	$488,535	10.3%	$418,168	9.6%

We believe that providing our results on a “Same Facility” basis (which is a non-GAAP measure), which includes the operating results for facilities and businesses operated in both the current year and prior year periods, is helpful to our investors as a measure of our operating performance. Our Same Facility results also neutralize (if applicable), the effect of material items that are nonrecurring or non-operational in nature including items such as, but not limited to, reserves for various matters, settlements, legal judgments and lawsuits, cost related to extinguishment of debt, gains/losses on sales of assets and businesses, impairments of goodwill, long-lived and intangible assets and other amounts that may be reflected in the current or prior year financial statements that relate to prior periods. Our Same Facility basis results exclude from net revenues and other operating expenses, provider tax assessments incurred in each period. However, these provider tax assessments are included in net revenues and other operating expenses as reflected in the table under All Acute Care Hospital Services. The provider tax assessments had no impact on the income before income taxes as reflected on the above tables since the amounts offset between net revenues and other operating expenses. To obtain a complete understanding of our financial performance, the Same Facility results should be examined in connection with our net income as determined in accordance with GAAP and as presented herein and the condensed consolidated financial statements and notes thereto as contained in our Form 10-K for the year ended December 31, 2024 and our Form 10-Q for the quarter ended March 31, 2025.

Prior year amounts related to certain facilities previously included in our Behavioral Health Care Services’ results have been reclassified into our Acute Care Hospital Services' results as of May 1, 2024 to conform with current year presentation.

The All Acute Care Hospital Services table summarizes the results of operations for all our acute care operations during the periods presented. These amounts include: (i) our acute care results on a same facility basis, as indicated above; (ii) the impact of provider tax assessments which increased net revenues and other operating expenses but had no impact on income before income taxes, and; (iii) certain other amounts including the results of facilities acquired or opened during the last twelve months.

Universal Health Services, Inc.

Behavioral Health Care Services

For the Three and Six Months ended

June 30, 2025 and 2024

(in thousands)

(unaudited)

Same Facility - Behavioral Health Care Services

	Three months ended		Three months ended		Six months ended		Six months ended
	June 30, 2025		June 30, 2024		June 30, 2025		June 30, 2024
	Amount	% of Net Revenues	Amount	% of Net Revenues	Amount	% of Net Revenues	Amount	% of Net Revenues
Net revenues	$1,827,519	100.0%	$1,677,876	100.0%	$3,533,381	100.0%	$3,294,117	100.0%
Operating charges:
Salaries, wages and benefits	974,476	53.3%	890,855	53.1%	1,900,013	53.8%	1,759,511	53.4%
Other operating expenses	330,508	18.1%	307,502	18.3%	651,954	18.5%	621,503	18.9%
Supplies expense	58,183	3.2%	56,777	3.4%	113,562	3.2%	113,486	3.4%
Depreciation and amortization	52,963	2.9%	50,183	3.0%	104,331	3.0%	97,780	3.0%
Lease and rental expense	10,695	0.6%	11,403	0.7%	21,822	0.6%	22,857	0.7%
Subtotal-operating expenses	1,426,825	78.1%	1,316,720	78.5%	2,791,682	79.0%	2,615,137	79.4%
Income from operations	400,694	21.9%	361,156	21.5%	741,699	21.0%	678,980	20.6%
Interest expense, net	1,105	0.1%	1,008	0.1%	2,179	0.1%	2,035	0.1%
Other (income) expense, net	(837)	(0.0)%	(871)	(0.1)%	(1,662)	(0.0)%	(1,547)	(0.0)%
Income before income taxes	$400,426	21.9%	$361,019	21.5%	$741,182	21.0%	$678,492	20.6%

All Behavioral Health Care Services

	Three months ended		Three months ended		Six months ended		Six months ended
	June 30, 2025		June 30, 2024		June 30, 2025		June 30, 2024
	Amount	% of Net Revenues	Amount	% of Net Revenues	Amount	% of Net Revenues	Amount	% of Net Revenues
Net revenues	$1,880,076	100.0%	$1,726,032	100.0%	$3,627,725	100.0%	$3,382,099	100.0%
Operating charges:
Salaries, wages and benefits	977,156	52.0%	895,494	51.9%	1,905,322	52.5%	1,767,690	52.3%
Other operating expenses	383,841	20.4%	351,579	20.4%	747,425	20.6%	698,847	20.7%
Supplies expense	58,401	3.1%	57,084	3.3%	113,848	3.1%	114,008	3.4%
Depreciation and amortization	53,259	2.8%	50,478	2.9%	104,667	2.9%	98,350	2.9%
Lease and rental expense	10,964	0.6%	11,760	0.7%	22,333	0.6%	23,278	0.7%
Subtotal-operating expenses	1,483,621	78.9%	1,366,395	79.2%	2,893,595	79.8%	2,702,173	79.9%
Income from operations	396,455	21.1%	359,637	20.8%	734,130	20.2%	679,926	20.1%
Interest expense, net	1,104	0.1%	1,008	0.1%	2,179	0.1%	2,035	0.1%
Other (income) expense, net	(837)	(0.0)%	(871)	(0.1)%	(1,662)	(0.0)%	(1,547)	(0.0)%
Income before income taxes	$396,188	21.1%	$359,500	20.8%	$733,613	20.2%	$679,438	20.1%

We believe that providing our results on a “Same Facility” basis (which is a non-GAAP measure), which includes the operating results for facilities and businesses operated in both the current year and prior year periods, is helpful to our investors as a measure of our operating performance. Our Same Facility results also neutralize (if applicable), the effect of material items that are nonrecurring or non-operational in nature including items such as, but not limited to, reserves for various matters, settlements, legal judgments and lawsuits, cost related to extinguishment of debt, gains/losses on sales of assets and businesses, impairments of goodwill, long-lived and intangible assets and other amounts that may be reflected in the current or prior year financial statements that relate to prior periods. Our Same Facility basis results exclude from net revenues and other operating expenses, provider tax assessments incurred in each period. However, these provider tax assessments are included in net revenues and other operating expenses as reflected in the table under All Behavioral Health Care Services. The provider tax assessments had no impact on the income before income taxes as reflected on the above tables since the amounts offset between net revenues and other operating expenses. To obtain a complete understanding of our financial performance, the Same Facility results should be examined in connection with our net income as determined in accordance with GAAP and as presented herein and the condensed consolidated financial statements and notes thereto as contained in our Form 10-K for the year ended December 31, 2024 and our Form 10-Q for the quarter ended March 31, 2025.

Prior year amounts related to certain facilities previously included in our Behavioral Health Care Services’ results have been reclassified into our Acute Care Hospital Services' results as of May 1, 2024 to conform with current year presentation.

The All Behavioral Health Care Services table summarizes the results of operations for all our behavioral health care facilities during the periods presented. These amounts include: (i) our behavioral health results on a same facility basis, as indicated above; (ii) the impact of provider tax assessments which increased net revenues and other operating expenses but had no impact on income before income taxes, and; (iii) certain other amounts including the results of facilities acquired or opened during the last twelve months.

Universal Health Services, Inc.
Selected Hospital Statistics
For the Three Months Ended
June 30, 2025 and 2024
(unaudited)

AS REPORTED:
	ACUTE			BEHAVIORAL HEALTH
	06/30/25	06/30/24	% change	06/30/25	06/30/24	% change

Hospitals owned and leased	29	27	7.4%	331	332	-0.3%
Average licensed beds	7,112	6,750	5.4%	24,301	24,326	-0.1%
Average available beds	6,940	6,578	5.5%	24,201	24,226	-0.1%
Patient days	410,246	395,868	3.6%	1,623,458	1,613,648	0.6%
Average daily census	4,508.2	4,350.2	3.6%	17,840.2	17,732.4	0.6%
Occupancy-licensed beds	63.4%	64.4%	-1.6%	73.4%	72.9%	0.7%
Occupancy-available beds	65.0%	66.1%	-1.8%	73.7%	73.2%	0.7%
Admissions	86,823	82,744	4.9%	118,974	118,912	0.1%
Length of stay	4.7	4.8	-2.1%	13.6	13.6	0.0%

Inpatient revenue	$13,879,739	$12,345,576	12.4%	$3,000,362	$2,774,639	8.1%
Outpatient revenue	9,638,377	8,634,202	11.6%	295,178	286,240	3.1%
Total patient revenue	23,518,116	20,979,778	12.1%	3,295,540	3,060,879	7.7%
Other revenue	285,688	234,356	21.9%	93,544	82,196	13.8%
Gross revenue	23,803,804	21,214,134	12.2%	3,389,084	3,143,075	7.8%
Total deductions	21,402,770	19,035,448	12.4%	1,509,008	1,417,043	6.5%
Net revenue	$2,401,034	$2,178,686	10.2%	$1,880,076	$1,726,032	8.9%

SAME FACILITY:
	ACUTE			BEHAVIORAL HEALTH
	06/30/25	06/30/24	% change	06/30/25	06/30/24	% change

Hospitals owned and leased	27	27	0.0%	335	335	0.0%
Average licensed beds	6,820	6,750	1.0%	24,130	23,861	1.1%
Average available beds	6,648	6,578	1.1%	24,030	23,761	1.1%
Patient days	400,910	395,868	1.3%	1,612,948	1,590,252	1.4%
Average daily census	4,405.6	4,350.2	1.3%	17,724.7	17,475.3	1.4%
Occupancy-licensed beds	64.6%	64.4%	0.2%	73.5%	73.2%	0.3%
Occupancy-available beds	66.3%	66.1%	0.2%	73.8%	73.5%	0.3%
Admissions	84,529	82,744	2.2%	118,170	117,423	0.6%
Length of stay	4.7	4.8	-2.1%	13.6	13.5	0.7%

Prior year amounts related to certain facilities previously included in our Behavioral Health Care Services’ results have been reclassified into our Acute Care Hospital Services' results as of May 1, 2024 to conform with current year presentation.

Universal Health Services, Inc.
Selected Hospital Statistics
For the Six Months Ended
June 30, 2025 and 2024

AS REPORTED:
	ACUTE			BEHAVIORAL HEALTH
	06/30/25	06/30/24	% change	06/30/25	06/30/24	% change

Hospitals owned and leased	29	27	7.4%	338	332	1.8%
Average licensed beds	6,983	6,704	4.2%	24,263	24,353	-0.4%
Average available beds	6,811	6,532	4.3%	24,163	24,253	-0.4%
Patient days	830,935	811,192	2.4%	3,220,352	3,222,638	-0.1%
Average daily census	4,590.8	4,457.1	3.0%	17,792.0	17,706.8	0.5%
Occupancy-licensed beds	65.7%	66.5%	-1.1%	73.3%	72.7%	0.9%
Occupancy-available beds	67.4%	68.2%	-1.2%	73.6%	73.0%	0.9%
Admissions	173,475	166,325	4.3%	236,762	238,842	-0.9%
Length of stay	4.8	4.9	-2.0%	13.6	13.5	0.7%

Inpatient revenue	$28,181,348	$25,255,678	11.6%	$5,861,932	$5,529,323	6.0%
Outpatient revenue	18,965,661	16,980,491	11.7%	569,724	564,768	0.9%
Total patient revenue	47,147,009	42,236,169	11.6%	6,431,656	6,094,091	5.5%
Other revenue	566,125	480,607	17.8%	181,929	162,407	12.0%
Gross revenue	47,713,134	42,716,776	11.7%	6,613,585	6,256,498	5.7%
Total deductions	42,962,871	38,353,009	12.0%	2,985,860	2,874,399	3.9%
Net revenue	$4,750,263	$4,363,767	8.9%	$3,627,725	$3,382,099	7.3%

SAME FACILITY:
	ACUTE			BEHAVIORAL HEALTH
	06/30/25	06/30/24	% change	06/30/25	06/30/24	% change

Hospitals owned and leased	27	27	0.0%	335	335	0.0%
Average licensed beds	6,762	6,704	0.9%	24,114	23,888	0.9%
Average available beds	6,590	6,532	0.9%	24,014	23,788	1.0%
Patient days	815,640	811,192	0.5%	3,199,646	3,174,499	0.8%
Average daily census	4,506.3	4,457.1	1.1%	17,677.6	17,442.3	1.3%
Occupancy-licensed beds	66.6%	66.5%	0.2%	73.3%	73.0%	0.4%
Occupancy-available beds	68.4%	68.2%	0.2%	73.6%	73.3%	0.4%
Admissions	169,773	166,325	2.1%	235,245	235,831	-0.2%
Length of stay	4.8	4.9	-2.0%	13.6	13.5	0.7%

Prior year amounts related to certain facilities previously included in our Behavioral Health Care Services’ results have been reclassified into our Acute Care Hospital Services' results as of May 1, 2024 to conform with current year presentation.

Universal Health Services, Inc.
Supplemental Non-GAAP Disclosures
2025 Revised Operating Results Forecast
(in thousands, except per share amounts)

	Revised Forecast For The Year Ending December 31, 2025
		% Net		% Net
	Low	revenues	High	revenues
Net revenues	$17,096,000		$17,312,000

Net income attributable to UHS (a)	$1,298,461		$1,363,549

Depreciation and amortization	622,675		622,675
Interest expense	147,155		147,155
Other (income) expense, net	(18,408)		(18,408)
Provision for income taxes	407,795		428,237
Adjusted EBITDA net of NCI (b)	$2,457,678	14.4%	$2,543,208	14.7%

Net income attributable to UHS, per diluted share (a)	$20.00		$21.00

Shares used in computing diluted earnings per share	64,922		64,922

(a) Adjusted net income attributable to UHS/per diluted share exclude the following items because we do not believe we can forecast these items with sufficient accuracy. Such items include: the impact of future items, if applicable, that are nonrecurring or non-operational in nature including items such as pre-tax unrealized gains/losses resulting from changes in the market value of shares of certain equity securities, the impact of ASU 2016-09, and other potential material items including, but not limited to, impairments of goodwill, long-lived and intangible assets, reserves for various matters including settlements, legal judgments and lawsuits, costs related to extinguishment of debt, gains/losses on sales of assets and businesses, potential impacts of non-ordinary acquisitions, divestitures, joint ventures or other strategic transactions, other amounts that may be reflected in the current or prior year financial statements that relate to prior periods, and the impact of share repurchases that differ from our forecasted assumptions. Adjusted net income attributable to UHS/per diluted share is also subject to certain conditions including those as set forth in General Information, Forward-Looking Statements and Risk Factors and Non-GAAP Financial Measures.

(b) Adjusted EBITDA net of NCI is a non-GAAP financial measure and should not be considered a measure of financial performance under GAAP. We believe Adjusted EBITDA net of NCI is helpful to our investors as a measure of operating performance.